EXHIBIT 21

DVI, INC.

SUBSIDIARIES AND SUB-SUBSIDIARIES

	Percentage Owned by
Name of Entity/Jurisdiction of Organization	Registrant	Subsidiary
DVI Financial Services Inc. (Delaware)	100%
DVI Business Credit Corporation (Delaware)	100%
DVI Investments Inc. (Delaware)	100%
New Valley Health Group, Inc.	96%
Westgate Imaging Center, Inc. (Delaware)		100%
DVI Lease Receivables Corp. 1993-A (Delaware)		100%
DVI Lease Finance Corporation II (Delaware)		100%
DVI Lease Finance Corporation III (Delaware)		100%
DVI Subordinated Securities Corporation (Delaware)		100%
DVI Receivables Corp. (Delaware)		100%
DVI Receivables Corp. II (Delaware)		100%
DVI Receivables Corp. III (Delaware)		100%
DVI Receivables Corp. IV (Delaware)		100%
DVI Receivables Corp. V (Delaware)		100%
DVI Receivables V, LLC (Delaware)		100%
DVI Receivables Corp. VI (Delaware)		100%
DVI Receivables VI, LLC (Delaware)		100%
DVI Receivables Corp. VII (Delaware)		100%
DVI Receivables VII, LLC (Delaware)		100%
DVI Receivables Corp. VIII (Delaware)		100%
DVI Receivables VIII, LLC (Delaware)		100%
DVI Receivables Corp. IX (Delaware)		100%
DVI Receivables Corp. X (Delaware)		100%
DVI Receivables X, LLC (Delaware)		100%
DVI Receivables Corp. XI (Delaware)		100%
DVI Receivables XI, LLC (Delaware)		100%
DVI Receivables Corp. XII (Delaware)		100%
DVI Receivables XII, LLC (Delaware)		100%
DVI Receivables Corp. XIV (Delaware)		100%
DVI Receivables XIV, LLC (Delaware)		100%
DVI Receivables Corp. XV (Delaware)		100%

EXHIBIT 21

DVI, INC.

SUBSIDIARIES AND SUB-SUBSIDIARIES (CONCLUDED)

	Percentage Owned by
Name of Entity/Jurisdiction of Organization	Registrant	Subsidiary
DVI Receivables XV, LLC (Delaware)		100%
DVI Funding Corporation (Delaware)		100%
DVI Funding LLC (Delaware)		100%
DVI Receivables Corp. XVI (Delaware)		100%
DVI Receivables XVI, LLC (Delaware)		100%
DVI Receivables Corp. XVII (Delaware)		100%
DVI Receivables XVII, LLC (Delaware)		100%
DVI Business Credit Receivables Corporation (Delaware)		100%
DVI Business Credit Receivables Corp. II (Delaware)		100%
DVI Business Credit Receivables Corp. III (Delaware)		100%
DVI Mortgage Funding, Inc. (Delaware)		100%
DVI Realty Company (Delaware)		100%
DVI Texas, Inc. (Delaware)		100%
DVI New York, Inc. (Delaware)		100%
Healthcare Technology Solutions, Inc. (Delaware)		100%
DVI International, Inc. (Delaware)		100%
DVI Thailand Ltd. (Thailand)		100%
DVI Financial Services (Australia) Ltd. (Australia)		100%
Oferil Sociedad Anonima (Uruguay)		100%
DVI (Malaysia) SDN.BHD (Malaysia)		100%
DVI International (Deutschland) GmbH (Germany)		100%
DVI Poland SP. Z.O.O. (Poland)		100%
DVI Servicios de Renting, S.A. (Spain)		100%
DVI Italia, S.r.l. (Italy)		100%
DVI Arizona, Inc. (Delaware)		100%
DVI Georgia—Macon, Inc. (Delaware)		100%
DVI Georgia—Newman, Inc. (Delaware)		100%
DVI Georgia—Athens, Inc. (Delaware)		100%
DVI Renting, S.r.l. (Italy)		100%
DVI Healthcare Finance Limited (UK)		100%
DVI Healthcare (Preston) Limited (UK)		100%
Medi Lease en Financiering B.V. (The Netherlands)		100%
DVI Finance S.A. (Proprietary) LTD. (South Africa)		75%
MSF Holding Ltd. (Bahamas)		72%
Medi Lease B.V. (The Netherlands)		50%